Exhibit 99.1

Entercom Communications Corp.

Reports Third Quarter Results

Third Quarter Free Cash Flow Declines by 2%

Announces Suspension of Dividend

(Bala Cynwyd, Pa. November 6, 2008) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended September 30, 2008.

Third Quarter Highlights

•                  Free cash flow decreased 2% to $28.0 million

•                  Adjusted net income per share remained flat at $0.39

•                  Net income per share, which included the impact of a $11.5 million tax charge related to deferred tax assets, declined from $0.37 to $0.12

•                  Net revenues decreased 6% to $115.6 million, station operating expenses increased fractionally to $71.3 million and station operating income decreased 15% to $44.2 million

•                  EBITDA decreased 15% to $39.4 million

•                  Same station net revenues decreased 7%, same station operating expenses decreased 2% and same station operating income decreased 15%

The Company also announced today that the Board of Directors has suspended the Company’s dividend in light of the difficult business environment and the uncertain outlook for the U.S. economy.

During the quarter, the Company reduced its total outstanding debt by $44 million. Year-to-date, the Company has reduced its outstanding debt by $99 million. Entercom’s leverage ratio as defined in its credit agreement declined to 5.3x at the end of the period and the Company’s interest coverage ratio was 3.4x.

David J. Field, President and Chief Executive Officer stated: “Despite the challenging economic conditions that have adversely impacted all ad-supported media, I am pleased to report that for the third quarter, Entercom posted free cash flow and adjusted net income per share approximately equal to the prior year. Entercom’s leading market positions and attractive business model continue to generate a significant amount of free cash flow, providing management with the ability to prudently deploy capital and enhance shareholder value.

As the nation’s economic conditions have deteriorated further over the past few weeks, we have taken a number of steps to reduce expenses while continuing to increase our investments in new technologies and in our sales and marketing capabilities in order to drive future growth.  We are also encouraged to note that radio stands to benefit as advertisers reallocate their spending to increase their ROI.  Radio offers the single best value proposition among all media with near universal audience reach, the lowest CPM’s, and a rapidly evolving set of integrated marketing capabilities incorporating digital, mobile and other media platforms.”

Additional Information

During the quarter, Entercom completed the sale of three stations in the Rochester, New York market for $13.3 million and recognized a $0.7 million gain. The buyer had operated these stations under a time brokerage agreement since May 1, 2008. The Company continues to own five stations in this market.

During the quarter, Entercom recorded an $11.5 million charge as part of its income tax provision as the Company increased its valuation allowance for its deferred tax assets. Management reviews the Company’s deferred tax assets on a quarterly basis and the increase in the valuation allowance reflects an analysis of the timing of the realization of the deferred tax assets in future years.

During the quarter, the Company repurchased $16.3 million of its 7.625% Senior Subordinated Notes at a discount.

At the end of the third quarter, the Company had $266 million in available borrowing capacity under its credit facility.

As of September 30, 2008, the Company had $1.9 million in cash and cash equivalents, $783.2 million of Senior Debt and $92.0 million of Senior Subordinated Notes due in 2014. The weighted average diluted shares for the quarter were 36.4 million.

Fourth Quarter Guidance

Based on the current business outlook, the Company expects a percentage decline in the mid-teens in fourth quarter same station revenues, as compared to the prior period.   Same station operating expenses should decrease by approximately 5% as compared to the prior period.

For purposes of same station comparisons, 2007 fourth quarter net revenues were $121.5 million and station operating expenses were $69.4 million.

Additional information and a reconciliation of same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on November 6, 2008 at 4:30 PM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through November 13, 2008 and can be accessed either by dialing 888-662-6653 or by visiting the Company’s website: www.entercom.com.

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio of 110 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting. In 2007, Forbes magazine named Entercom one of America’s “Most Trustworthy Companies.”

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees (income), corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), impairment loss and gain or loss on sale or disposition of assets.

EBITDA consists of income (loss) from continuing operations, adjusted to exclude: income taxes (benefit), total other expense, depreciation and amortization, time brokerage agreement fees (income), non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses), impairment loss and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss and income from discontinued operations before income taxes (benefit), depreciation and amortization expense and impairment loss; and (ii) less net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid and capital expenditures.

Adjusted Net Income consists of net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations before income taxes (benefit); (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; and (vi) gain/loss on early extinguishment of debt.   For purposes of comparison, income taxes are reflected at the expected statutory federal and state tax rate of 42% without discrete items of tax.

Adjusted net income per share: includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

Third Quarter 2008

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
STATEMENTS OF OPERATIONS

Net Revenues	$115,555	$122,946	$334,725	$347,801

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	71,341	71,170	208,843	212,734
Station Operating Expenses - Non-Cash Compensation Expense	739	666	1,852	2,134
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,821	5,534	15,571	17,820
Corporate G & A Expenses - Non-Cash Compensation Expense	1,354	1,263	5,959	4,379
Depreciation And Amortization	4,474	3,932	16,009	11,971
Impairment Loss	—	—	184,587	45,353
Net Time Brokerage Agreement Fees (Income)	(45)	4,079	(188)	11,578
Net (Gain) Loss On Sale Or Disposition of Assets	62	(422)	(9,937)	(841)
Total Operating Expenses	82,746	86,222	422,696	305,128
Operating Income (Loss)	32,809	36,724	(87,971)	42,673

Other Expense (Income) Items:
Interest Expense	10,421	13,136	34,831	37,728
Net (Gain) Loss On Early Extinguishment Of Debt	(1,633)	—	(4,017)	458
Interest And Dividend Income	(32)	(197)	(299)	(535)
Other Income	—	(474)	(3,256)	(474)
Net Gain On Derivative Instruments	—	(11)	(34)	(118)
Net (Gain) Loss On Investments	250	(63)	461	(285)
Total Other Expense	9,006	12,391	27,686	36,774

Income (Loss) From Continuing Operations Before Income Tax Provision (Benefit)	23,803	24,333	(115,657)	5,899
Income Tax Provision (Benefit)	8,549	10,246	(44,006)	1,974
Income Taxes From Change In Valuation Allowance Reserve	11,480	—	11,699	—
Income Taxes From Change In State Income Tax Rates	—	—	—	2,910
Total Income Tax Provision (Benefit)	20,029	10,246	(32,307)	4,884

Income (Loss) From Continuing Operations	3,774	14,087	(83,350)	1,015
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	480	(20)	(3,497)	(9)
Net Income (Loss)	$4,254	$14,067	$(86,847)	$1,006

Net Income (Loss) Per Share - Basic
Income (Loss) From Continuing Operations	$0.11	$0.38	$(2.25)	$0.03
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	0.01	—	(0.10)	—
Income (Loss) Per Share - Basic	$0.12	$0.38	$(2.35)	$0.03

Net Income (Loss) Per Share - Diluted
Income (Loss) From Continuing Operations	$0.11	$0.37	$(2.25)	$0.03
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	0.01	—	(0.10)	—
Net Income (Loss) Per Share - Diluted	$0.12	$0.37	$(2.35)	$0.03

Weighted Common Shares Outstanding - Basic	36,367	37,412	36,990	38,533
Weighted Common Shares Outstanding - Diluted	36,375	37,658	36,990	38,867

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$1,484	$928	$5,982	$7,758
Income Taxes Paid	$—	$157	$22	$496

SELECTED BALANCE SHEET DATA

	September 30,
	2008	2007
Cash And Cash Equivalents	$1,912	$10,261
Working Capital	52,962	101,446
Total Assets	1,667,973	1,702,469
Senior Debt	783,202	584,724
7.625% Senior Subordinated Notes	92,004	150,000
Total Shareholders’ Equity	546,892	683,070

OTHER FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Dividends Paid Per Common Share	$0.10	$0.38	$0.58	$1.14

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues	$115,555	$122,946
Net Acquisitions And Divestitures Of Radio Stations	—	1,409
Same Station Net Revenues	$115,555	$124,355

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses	$72,080	$71,836
Non-Cash Compensation Expense Included In Station Operating Expense	(739)	(666)
Station Operating Expenses Excluding Non-Cash Compensation Expense	71,341	71,170
Net Acquisitions And Divestitures Of Radio Stations	—	1,336
Same Station Operating Expenses	$71,341	$72,506

Reconciliation Of GAAP Operating Income To Station Operating Income And Same Station Operating Income:
Operating Income	$32,809	$36,724
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,821	5,534
Corporate G & A Expenses - Non-Cash Compensation Expense	1,354	1,263
Station Operating Expenses - Non-Cash Compensation Expense	739	666
Depreciation And Amortization	4,474	3,932
Net Time Brokerage Agreement Fees (Income)	(45)	4,079
Net (Gain) Loss On Sale Or Disposition of Assets	62	(422)
Station Operating Income	44,214	51,776
Net Acquisitions And Divestitures Of Radio Stations	—	73
Same Station Operating Income	$44,214	$51,849

Reconciliation Of GAAP Income (Loss) From Continuing Operations To EBITDA:
Income (Loss) From Continuing Operations	$3,774	$14,087	$(83,350)	$1,015
Income Taxes (Benefit)	20,029	10,246	(32,307)	4,884
Total Other Expense	9,006	12,391	27,686	36,774
Corporate G & A Expenses - Non-Cash Compensation Expense	1,354	1,263	5,959	4,379
Station Operating Expenses - Non-Cash Compensation Expense	739	666	1,852	2,134
Depreciation And Amortization	4,474	3,932	16,009	11,971
Impairment Loss	—	—	184,587	45,353
Net Time Brokerage Agreement Fees (Income)	(45)	4,079	(188)	11,578
Net (Gain) Loss On Sale Or Disposition of Assets	62	(422)	(9,937)	(841)
EBITDA	$39,393	$46,242	$110,311	$117,247

Reconciliation Of GAAP Income (Loss) From Continuing Operations To Free Cash Flow:
Income (Loss) From Continuing Operations	$3,774	$14,087	$(83,350)	$1,015
Depreciation And Amortization	4,474	3,932	16,009	11,971
Impairment Loss	—	—	184,587	45,353
Deferred Financing Costs Included In Interest Expense	407	433	1,249	1,247
Non-Cash Compensation Expense	2,093	1,929	7,811	6,513
Net (Gain) Loss On Sale Or Disposition Of Assets	62	(422)	(9,937)	(841)
Net Gain On Derivative Instruments	—	(11)	(34)	(118)
Net (Gain) Loss On Investments	250	(63)	461	(285)
Net (Gain) Loss On Early Extinguishment Of Debt	(1,633)	—	(4,017)	458
Other Income	—	(474)	(3,256)	(474)
Income Tax Provision (Benefit)	20,029	10,246	(32,307)	4,884
Capital Expenditures	(1,484)	(928)	(5,982)	(7,758)
Income Taxes Paid	—	(157)	(22)	(496)
Income (Loss) From Discontinued Operations, Before Income Taxes (Benefit), D &A Expense And Impairment Loss	66	(29)	29	2
Free Cash Flow	$28,038	$28,543	$71,241	$61,471

Reconciliation Of GAAP Operating Income (Loss) To Free Cash Flow:
Operating Income (Loss)	$32,809	$36,724	$(87,971)	$42,673
Depreciation and Amortization	4,474	3,932	16,009	11,971
Impairment Loss	—	—	184,587	45,353
Non-Cash Compensation Expense	2,093	1,929	7,811	6,513
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(9,982)	(12,506)	(33,283)	(35,946)
Capital Expenditures	(1,484)	(928)	(5,982)	(7,758)
Net (Gain) Loss On Sale Or Disposition Of Assets	62	(422)	(9,937)	(841)
Income Taxes Paid	—	(157)	(22)	(496)
Income (Loss) From Discontinued Operations, Before Income Taxes (Benefit), D &A Expense And Impairment Loss	66	(29)	29	2
Free Cash Flow	$28,038	$28,543	$71,241	$61,471

Reconciliation Of GAAP Net Income (Loss) To Adjusted Net Income
Net Income (Loss)	$4,254	$14,067	$(86,847)	$1,006
Income (Loss) From Discontinued Operations, Net Of Income Taxes (Benefit)	480	(20)	(3,497)	(9)
Income Tax Provision (Benefit)	20,029	10,246	(32,307)	4,884
Income (Loss) From Continuing Operations Before Income Taxes (Benefit)	23,803	24,333	(115,657)	5,899

Impairment Loss	—	—	184,587	45,353
Net (Gain) Loss on Sale Or Disposal Of Assets	62	(422)	(9,937)	(841)
Net Gain On Derivative Instruments	—	(11)	(34)	(118)
Net (Gain) Loss On Investments	250	(63)	461	(285)
Net (Gain) Loss On Extinguishment Of Debt	(1,633)	—	(4,017)	458
Other Income	—	(474)	(3,256)	(474)
Non-Cash Compensation Expense	2,093	1,929	7,811	6,513
Adjusted Income Before Income Taxes	24,575	25,292	59,958	56,505
Income Taxes	10,322	10,623	25,182	23,732
Adjusted Net Income	$14,253	$14,669	$34,776	$32,773

Weighted Common Shares Outstanding - Diluted , As Reported	36,375	37,658	36,990	38,867
Weighted Common Shares Outstanding - Diluted (Adjustment Required As Not Anti-Dilutive)	—	—	34	—
Weighted Common Shares Outstanding - Diluted	36,375	37,658	37,024	38,867
Adjusted Net Income Per Share - Diluted	$0.39	$0.39	$0.94	$0.84

PRIOR YEAR’S DATA

Fourth Quarter 2007 As Reported And Same Station

Three Months
Ended
December 31, 2007

Reconciliation Of GAAP Net Revenues To Same Station Net Revenues:
Net Revenues	$120,550
Net Acquisitions And Divestitures Of Radio Stations	950
Same Station Net Revenues	$121,500

Reconciliation Of GAAP Station Operating Expenses:
Station Operating Expenses	$68,673
Non-Cash Compensation Expense Included In Station Operating Expenses	(240)
Net Acquisitions And Divestitures Of Radio Stations	950
Same Station Operating Expenses	$69,383